Exhibit A
   to Ophidian Pharmaceuticals, Inc. Proxy Statement

                                                  EXECUTION COPY




               ASSET PURCHASE AGREEMENT

            dated as of September 1, 2000,

                    by and between

            OPHIDIAN PHARMACEUTICALS, INC.,

                    as the Seller,

                          and

                 PROMEGA CORPORATION,

                     as the Buyer

                   TABLE OF CONTENTS

                                                             Page

ARTICLE I PURCHASE AND SALE OF ASSETS                            1
1.1   Defined Terms                                              1
1.2   Purchased Assets                                           1
1.3   Excluded Assets                                            2
1.4   Closing                                                    3
1.5   Assets Not Assignable                                      3

ARTICLE II PURCHASE PRICE                                        4
2.1   Payment of the Purchase Price                              4
2.2   Purchase Price Allocation                                  4
2.3   Sales and Transfer Taxes                                   4
2.4   Prorations                                                 4
2.5   Terms of the Note                                          5

ARTICLE III LIABILITIES                                          5
3.1   Assumption of Liabilities                                  5
3.2   Non-Assumption of Liabilities                              5
3.3   Forbearance of Seller's Obligations Under Lease            5

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER          6
4.1   Ownership, Organization and Qualification                  6
4.2   Authorization                                              6
4.3   Enforceability                                             6
4.4   Conflicting Obligations                                    6
4.5   Subsidiaries                                               7
4.6   Title to Assets                                            7
4.7   Third Party Consents                                       7
4.8   Financial Statements                                       7
4.9   Real Property; Leases                                      7
4.10  Personal Property                                          8
4.11  Intellectual Property                                      8
4.12  Insurance                                                 10
4.13  Permits                                                   10
4.14  Material Contracts                                        10
4.15  Litigation                                                11
4.16  Compliance With Law                                       11
4.17  Environmental Matters                                     11
4.18  Events Subsequent to Latest Balance Sheet Date            13
4.19  Brokerage                                                 13
4.20  Bankruptcy                                                13
4.21  No Bulk Sales Laws                                        13
4.22  Commission Filings                                        13
4.23  Representations and Warranties True and Correct           13

ARTICLE V REPRESENTATIONS OF THE BUYER                          14
5.1   Ownership, Organization and Qualification                 14
5.2   Authorization                                             14
5.3   Enforceability                                            14
5.4   Conflicting Obligations                                   14
5.5   Litigation                                                14
5.6   Brokerage                                                 14

ARTICLE VI COVENANTS OF THE SELLER                              15
6.1   Access                                                    15
6.2   Operation of Business                                     15
6.3   Insurance and Maintenance of Property                     15
6.4   Compliance with Laws                                      15
6.5   Supplemental Disclosure                                   15
6.6   Fulfill Conditions                                        15
6.7   Release of Liens                                          15
6.8   Documents of Transfer                                     15
6.9   Other Deliveries                                          16
6.10  Exclusive Dealing                                         16
6.11  Further Assurances                                        17
6.12  Brokerage                                                 17
6.13  Intellectual Property Assignments                         17
6.14  Transfer of Sponsorship of IND                            18

ARTICLE VII COVENANTS OF THE BUYER                              18
7.1   Certified Resolutions                                     18
7.2   Assignment, Bill of Sale and Assumption Agreement         18

ARTICLE VIII CONDITIONS OF THE BUYER'S OBLIGATION TO CLOSE      18
8.1   Representation and Warranties                             18
8.2   Performance of Covenants and Obligations                  18
8.3   Proceedings and Instruments Satisfactory                  18
8.4   Adverse Change                                            18
8.5   No Litigation                                             19
8.6   Consents, Approvals, Certifications, Licenses and Permits 19
8.7   Good Standing Certificates                                19
8.8   Opinion of Counsel                                        19
8.9   Financing                                                 19
8.10  Due Diligence                                             19

ARTICLE IX CONDITIONS TO THE SELLER'S OBLIGATION TO CLOSE       20
9.1   Representations and Warranties                            20
9.2   Performance of Covenants and Obligations                  20
9.3   Proceedings and Instruments Satisfactory                  20
9.4   No Litigation                                             20

ARTICLE X INDEMNIFICATION BY SELLER                             20
10.1  Indemnification                                           20
10.2  Procedures for Making Claims                              21
10.3  Participation in Defense of Third Party Claims            21
10.4  Survival of Representations and Indemnification           21
10.5  Offset                                                    21
10.6  Limitation on Indemnification                             22
10.7  Other Indemnification Provisions                          22

ARTICLE XI TERMINATION                                          22
11.1  Rights to Terminate                                       22
11.2  Effects of Termination                                    23

ARTICLE XII DEFINITIONS                                         23
12.1  Certain Defined Terms                                     23
12.2  Interpretation                                            28
12.3  Other Terms                                               28

ARTICLE XIII MISCELLANEOUS                                      28
13.1  Survival of Representations and Warranties                28
13.2  Benefit and Assignment                                    28
13.3  Governing Law                                             28
13.4  Expenses                                                  29
13.5  Submission to Jurisdiction                                29
13.6  Notices                                                   29
13.7  Counterparts                                              30
13.8  Headings                                                  30
13.9  Amendment, Modification and Waiver                        30
13.10 Mutual Release of Certain Liabilities of Each Party
      to the Other Upon Closing                                 30
13.11 Entire Agreement                                          30
13.12 Third-Party Beneficiaries                                 31
13.13 Publicity                                                 31
13.14 Specific Performance                                      31

SCHEDULES:
     Schedule 1.2(c) - Real Estate
     Schedule 1.2(d) - Equipment
     Schedule 1.2(e) - Contracts
     Schedule 2.2 - Purchase Price Allocation
     Schedule 4.1 -  Organization and Qualification
     Schedule 4.6 - Title to Assets
     Schedule 4.7 - Third Party Consents
     Schedule 4.8 - Financial Statements
     Schedule 4.9(a) - Real Estate
     Schedule 4.9(c) - Capital Expenditures
     Schedule 4.10 - Personal Property
     Schedule 4.11(a) - Patents
     Schedule 4.11(c) - Patent Exceptions
     Schedule 4.11(d) - Patent Infringements
     Schedule 4.11(e) - Patent Challenges
     Schedule 4.12(a) - Insurance Policies
     Schedule 4.13 - Permits
     Schedule 4.14 - Material Contracts
     Schedule 4.16 - Compliance With Law
     Schedule 4.17(a) - Environmental Compliance
     Schedule 4.17(d) - Disposal Practices
     Schedule 4.17(e) - Environmental Condition
     Schedule 4.18 - Subsequent Events
     Schedule 4.19 - Brokerage
     Schedule 4.22 - Commission Filings
     Schedule 6.3 -  Ophidian Patent/Patent Application
                     Due Dates Between 8/21/00 and 1/1/01
     Schedule 8.8 - Forms of Opinion of Counsel

                ASSET PURCHASE AGREEMENT

     THIS  ASSET  PURCHASE AGREEMENT (this "Agreement")
is  entered into as of the 1st day of September,  2000,
by   and   between  PROMEGA  CORPORATION,  a  Wisconsin
corporation     (the     "Buyer"),     and     OPHIDIAN
PHARMACEUTICALS,  INC.,  a  Delaware  corporation  (the
"Seller").

                       RECITALS

     WHEREAS,  the Seller is engaged in the development
and   manufacture  of  pharmaceutical   products   (the
"Business");

     WHEREAS,  the Seller leases certain real  property
and  owns  and  uses  certain tangible  and  intangible
assets   used   in  the  Business,  including   certain
intellectual    property,    leasehold    improvements,
laboratory   equipment  and  supplies,  machinery   and
equipment, and contract rights;

     WHEREAS, the Buyer desires to purchase certain assets used in the Business and to assume only certain specific liabilities associated with the Business, and the Seller desires to sell and transfer to the Buyer certain of the assets used in the Business, while retaining environmental and other liabilities, all as more fully set forth below.

     NOW,  THEREFORE, in consideration of the foregoing
recitals   and  the  mutual  agreements  and  covenants
contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller hereby agree as follows:

                       ARTICLE I

              PURCHASE AND SALE OF ASSETS

     1.1 Defined Terms. Capitalized terms used herein have the meanings set forth in Section 12.1.

     1.2  Purchased Assets.  Subject to the terms  and
conditions of this Agreement, and in reliance upon  the
representations, warranties, covenants  and  agreements
made in this Agreement by the Seller and the Buyer, the
Buyer  shall  purchase, accept  and  acquire  from  the
Seller,  and  the Seller shall sell, transfer,  convey,
assign and deliver to the Buyer, all of the assets  and
properties  of the Seller (but excluding  the  Excluded
Assets)   set  forth  below  including  the   schedules
attached hereto (the "Purchased Assets"), including the following:

     (a)  All   Intellectual   Property   (except   the
          Ophidian  corporate  name  and  the  goodwill
          associated with the Ophidian corporate name),
          including without limitation the Intellectual
          Property  set forth in Schedule 4.11(a),  all
          goodwill  associated  with  respect  to   the
          Intellectual    Property,    licenses     and
          sublicenses granted and obtained with respect
          thereto   and  rights  thereunder,   remedies
          against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions;

     (b)  All deposits under the Leases;

     (c)  All     leaseholds     and     subleaseholds,
          improvements,   construction   in   progress,
          fixtures and appurtenances thereto, including
          the parcels of land the legal description  of
          which   is   described  on  Schedule   1.2(c)
          attached hereto (the "Real Estate");

     (d)  All equipment (laboratory, farm or building),
          machinery,  reactors, chemical  manufacturing
          equipment,   prototypes,  parts,  components,
          projects in process, furniture (except  free-
          standing office filing cabinets), appliances,
          artwork,  laboratory computers  and  computer
          terminals   and   printers   (except   office
          computer   equipment),  laboratory  supplies,
          office supplies and office equipment set forth on Schedule 1.2(d) attached hereto (the
          "Equipment");

     (e)  All   leases,  subleases,  arrangements,  and
          other agreements of the Seller pertaining  to
          Intellectual  Property,  Equipment  and  Real
          Estate,    including,   without   limitation,
          installation   and  maintenance   agreements,
          hardware lease or rental agreements, and those items which are listed on Schedule
          1.2(e) (the "Contracts");

     (f)  All  qualifications, registrations,  filings,
          privileges, franchises, immunities, licenses,
          permits,  authorizations  and  approvals   of
          Governmental Authorities which pertain to the Purchased Assets and which are currently held by the Seller (the "Permits");

     (g)  All  Records  pertaining to the  Intellectual
          Property, the Real Estate, the Equipment, the
          Contracts and the Permits and the master file
          for Seller's IND (excluding all other Records
          of  Seller,  including but  not  limited  to,
          business  plans, corporate financial records,
          corporate  employment records, correspondence
          not  pertaining to the Intellectual Property,
          the   Real   Estate,   the   Equipment,   the
          Contracts,   and  the  Permits,   shareholder
          records and communications, corporate  minute
          book,   and   batch  records  and  amendments
          pertaining to Seller's IND) (the "Records");

     (h)  All  of  the  Seller's rights  and  remedies,
          under   warranty  or  otherwise,  against   a
          manufacturer, vendor or other Person for any defects in any Purchased Asset; and

     (i) All causes of action, choses in action and rights of recovery with respect to any of the foregoing to the extent applicable to the Purchased Assets.

     1.3 Excluded Assets. The Purchased Assets shall not include, and the Seller shall retain, the following assets (the "Excluded Assets"):

     (a)  The Seller's rights under this Agreement;

     (b)  All of Seller's records not pertaining to the
          Intellectual Property, the Real  Estate,  the
          Equipment,  the  Contracts  or  the  Permits,
          including business plans, business textbooks,
          business    software,   corporate   financial
          records,    corporate   employment   records,
          correspondence   not   pertaining   to    the
          Intellectual Property, the Real

          Estate,  the   Equipment,  the  Contracts  or
          the   Permits,   shareholder    records   and
          communications, corporate minute book, and batch records and FDA amendments pertaining to the application for an IND;

     (c)  All of Seller's prepaid insurance premiums on
          all  of  its  policies,   including   without
          limitation its   directors    and    officers
          insurance;

     (d)  The  Seller's    environmental  policies  and
          procedures;

     (e) All of Sellers trademarks and associated good will;

     (f)  The Seller's office computer  equipment   and
          free-standing   filing cabinets  (and   their
          contents not  otherwise included  among   the
          Purchased Assets as described herein) located in the administrative areas;

     (g)  Any and all assets of Seller not specifically
          set    forth as   Purchased   Assets  herein,
          including but not limited   to its cash   and
          cash equivalents; and

     (h) The Seller's sponsorship of the IND, and the batch records and FDA amendments relating to its application for an IND.

     1.4  Closing.  The closing (the "Closing") of the
purchase  and sale of the Purchased Assets  shall  take
place  at 10:00 a.m., local time, on the Closing  Date,
at  the  offices of Michael Best & Friedrich  LLP,  One
South  Pinckney  Street, Suite 700, Madison,  Wisconsin
53703,  or  at  such other time and  place  as  may  be
mutually  agreed to by the Buyer and the  Seller.   The
"Closing  Date" means the second business day following
the  satisfaction  or waiver of all conditions  to  the
obligations   of   the   Seller   to   consummate   the
transactions contemplated hereby (other than conditions
with respect to action the respective parties will take
at  the Closing), or such other date as may be mutually
agreed  to  by the Buyer and the Seller.   The  Closing
shall  be  effective as of 12:01 a.m.  on  the  Closing
Date;  provided, however, that the Buyer shall have  no
further   obligation  under  this  Agreement   if   the
conditions set forth in Article VIII have not been satisfied by the Seller or expressly waived by the Buyer on or before November 30, 2000.

     1.5  Assets Not Assignable.

     (a)  To the extent that any interest in any of the
Purchased  Assets  is not capable  of  being  assigned,
transferred or conveyed without the consent, waiver  or
authorization   of   a   third  person   (including   a
governmental, regulatory or administrative  authority),
or  if  such  assignment,  transfer  or  conveyance  or
attempted  assignment,  transfer  or  conveyance  would
constitute  a  breach  of the terms  of  the  agreement
governing  any Purchased Asset, or a violation  of  any
law,   statute,  decree,  rule,  regulation  or   other
governmental  edict or is not immediately  practicable,
this  Agreement  shall  not constitute  an  assignment,
transfer  or  conveyance  of  such  interest,   or   an
attempted  assignment, transfer or conveyance  of  such
interest (such interests being hereinafter collectively
referred  to  as "Restricted Interests").   The  entire
beneficial interest in any Purchased Assets subject  to
a   restriction  as  described  above,  and  any  other
interest   in   such   Purchased   Assets   which   are
transferable notwithstanding such restriction, shall be transferred from the Seller to the Buyer as provided in this Section 1.5.

     (b) Anything in this Agreement to the contrary notwithstanding, the Seller shall not be obligated to transfer to the Buyer any Restricted Interests without the Buyer or the Seller first having obtained all consents, waivers and authorizations necessary for such transfers. In consultation with the Buyer as to the practicalities of proposed actions, the Seller shall use its reasonable best efforts to assist the Buyer in obtaining such consents, waivers and authorizations and to resolve any impracticalities of assignment referred to in Section 1.5(a) hereof.

                      ARTICLE II

                    PURCHASE PRICE

     2.1  Payment of the Purchase Price.

     (a)  The   payment by the Buyer to the Seller  for
the Purchased Assets on the Closing Date (the "Purchase
Price")  shall  be Three Million Five Hundred  Thousand
Dollars ($3,500,000) payable on the Closing Date in the following manner:

          (i)   The assumption  of  two  Senior Secured
                Notes of the Seller by the Buyer in the
                original  principal    amount  of   Two
                Million Dollars ($2,000,000);

          (ii)  A promissory note (the "Note") from the
                Buyer to the Seller  in the  amount  of
                Two Hundred  Fifty  Thousand    Dollars
                ($250,000); and

          (iii) The balance of the Purchase Price shall be paid in cash to the Seller.

     (b)  The  amounts  paid  in  cash    pursuant   to
Section 2.1(a) shall be by wire transfer of same-day funds to an account designated in writing to the Buyer by the Seller prior to the Closing.

     2.2  Purchase  Price  Allocation.   The    parties
acknowledge and agree that the Purchase Price was negotiated and concluded on the basis of the component prices set forth on Schedule 2.2 in accordance with the respective fair market values of the Purchased Assets.
The parties agree to report and allocate, for all federal, state and local income tax purposes (including
IRS Form 8594), the Purchase Price as so allocated and will not take any inconsistent or contrary position therewith for any other purpose.

     2.3  Sales   and Transfer Taxes. The Seller  shall
pay  any and all transfer, sales, purchase, use,  value
added, excise or similar tax imposed under the laws  of
the   United   States,  or  any  state   or   political
subdivision thereof, which arises out of the transfer by the Seller to the Buyer of any of the Purchased
Assets.

     2.4  Prorations.

     (a)  Personal   property taxes for  the  Purchased
Assets for 2000 shall be prorated on the Closing Date based upon the taxes assessed for 2000; but if the taxes assessed for 2000 are not known on the Closing
Date, such taxes shall be prorated based upon the taxes assessed for 1999.

     (b)  The   Seller shall order final  readings  for
utility services, such as gas, electricity, water and sewer as of the Seller's close of business on the date before the Closing Date, and prorated charges for such utility services shall be reflected on the Closing
Balance Sheet.

     2.5 Terms of the Note. The Note shall be payable in a single installment of principal due ninety days from the Closing Date. Interest on the Note shall accrue at the lowest rate necessary to avoid the imputation of interest under the Code.

                      ARTICLE III

                      LIABILITIES

     3.1  Assumption  of Liabilities.   As  additional
consideration for the Purchased Assets, the Buyer shall, on the Closing Date, by its execution and delivery of the Assignment, Bill of Sale and Assumption
Agreement,  assume and agree to pay  and  perform  only
(the "Assumed Liabilities"):

     (a)  subject  to the Buyer's due diligence  rights
          contained herein,  all written obligations of
          the Seller under  the   Leases   listed    on
          Schedule 1.2(e);

     (b)  subject to the agreement   of the  holders of
          the Senior Secured  Notes to  renegotiate the
          terms of the Senior  Secured  Notes  and   to
          subordinate the notes to the Buyer's existing
          lenders, all  on  terms approved by the Buyer
          in    its    sole   discretion, the  Seller's
          obligations   under the Senior Secured Notes;
          provided, however, that the  Buyer shall  not
          assume  any   obligation   to the  extent the
          existence thereof violates or is in breach of any of the representations, warranties and covenants of the Seller in this Agreement.

     3.2  Non-Assumption  of Liabilities.   Except  for
the  Assumed  Liabilities,  the  Buyer  shall  not   be
responsible  for, assume, pay, perform,  discharge,  or
accept  any  liabilities, debts or obligations  of  the
Seller   of   any  kind  whatsoever,  whether   actual,
contingent,  accrued,  known  or  unknown,   including,
without  limitation, any relating to accounts  payable,
interest-bearing  debt, notes to  Affiliates  or  other
related Persons, interest and termination penalties  on
indebtedness, taxes, employee compensation,  severance,
pension,  profit-sharing, vacation,  health  insurance,
disability  insurance or other employee  benefit  plans
and   programs,   worker's  compensation,   breach   or
negligent  performance of any contract,  or  breach  of
warranty  relating thereto, liabilities resulting  from
breach   of   contract,   torts   (including,   without
limitation,   product   liability   claims),    illegal
activity,  unlawful  employment or  business  practice,
infringement of intellectual property rights, claim for
environmental  liability or remediation  or  any  other
liability   or   obligation   whatsoever.    All   such
non-assumed liabilities, debts and obligations shall remain the responsibility of the Seller which shall pay and discharge the same when and as due.

     3.3   Forbearance  of Seller's  Obligations  Under
Lease.   Buyer,  as  landlord under Seller's  Lease  of
office   and  laboratory  space  at  5445  East  Cheryl
Parkway,  Madison, Wisconsin, agrees  to  forebear  all
obligations  of  Seller arising under and  pursuant  to
such  lease  from and after the date that  Buyer  takes
full possession of the space subject to said lease, and
to forgive such obligations upon Closing.  In the event
this  Agreement is terminated, such obligations through
the  date  of termination shall become due and payable,
and  if  paid within 5 days thereafter, and  the  Lease
shall   continue  in  full  force  and  effect  without
default.

                      ARTICLE IV

            REPRESENTATIONS AND WARRANTIES
                     OF THE SELLER

     In  order  to induce the Buyer to enter into  this
Agreement,    the    Seller   makes    the    following
representations and warranties to the  Buyer,  each  of
which shall be deemed to be independently material  and
relied   upon   by   the  Buyer,  regardless   of   any
investigation  made by, or information  known  to,  the
Buyer.    Any   matter  described  on  the   disclosure
schedules attached hereto and incorporated herein shall be set forth with reference to each separate Section of this Agreement to which the matter relates.

     4.1  Ownership,  Organization  and  Qualification.
The Seller is a corporation duly incorporated and validly existing under the laws of the State of Delaware, has filed with the appropriate state agency the most recent annual report required to be filed by it, has not filed articles of dissolution and has a perpetual period of existence. The Seller is qualified to transact business as foreign corporation in the jurisdictions set forth on the Schedule 4.1, and the Seller is not otherwise required to be so qualified in any other jurisdiction.

     4.2  Authorization.  The  Seller has all necessary
power  and  authority  to enter into  and  perform  the
transactions contemplated hereby in accordance with the
terms   and  conditions  hereof.   The  execution   and
delivery of this Agreement, and the performance by  the
Seller  of  each  of its obligations contained  herein,
have  been  duly approved by the Board of Directors  of
the  Seller.   Except only the vote of the shareholders
of Seller, no other corporate authorization from the Seller is required for the execution and delivery of this Agreement or the performance of its obligations hereunder.

     4.3  Enforceability.  This Agreement and all other
agreements  of the Seller contemplated hereby  are  or,
upon  the execution and delivery thereof will  be,  the
valid   and   binding  obligations   of   the   Seller,
enforceable against it in accordance with their terms.

     4.4  Conflicting  Obligations.  The execution  and
delivery   of   this  Agreement  does  not,   and   the
consummation of the sale and purchase of the  Purchased
Assets contemplated hereby will not: (a) conflict  with
or   violate   any  provisions  of  the   articles   or
certificate  of incorporation or bylaws of the  Seller,
as  amended and in effect on and as of the date  hereof
and on and as of the Closing Date; (b) conflict with or
violate  any provisions of, or result in the maturation
or acceleration of, any obligations under any contract,
agreement,   instrument,  document,   lease,   license,
permit,  indenture, or obligation, or any law, statute,
ordinance,  rule,  regulation, code, guideline,  order,
arbitration  award, judgment or decree,  to  which  the
Seller is subject or to which the Seller is a party; or
(c) conflict with, result in a breach of, constitute  a
default under, result in the acceleration of, create in
any  party the right to accelerate, terminate,  modify,
or  cancel,  or require any notice under any agreement,
contract,   lease,   license,   instrument   or   other
arrangement to which the Seller is a party or by which it is bound or to which any of its assets are subject
(or result in the imposition of any Lien upon any of the Purchased Assets).

     4.5  Subsidiaries. The Seller has no Subsidiaries.

     4.6  Title  to  Assets.  Except  as set  forth  on
Schedule  4.6,  the Seller has good and marketable  fee
simple title to all of the Purchased Assets, free and clear of any Lien (other than Permitted Liens) or restriction on transfer.

     4.7  Third Party Consents.  Except as set forth on
Schedule  4.7,  no third party consents,  approvals  or
authorizations  are  necessary for  the  execution  and
consummation  of the transactions contemplated  hereby,
nor  are any such consents, approvals or authorizations
required  in  order  for any of the  Purchased  Assets,
including  without  limitation,  the  Leases  and   the
Permits, to be assigned to the Buyer.

     4.8  Financial  Statements.  Attached as  Schedule
4.8 are complete copies of the unaudited balance sheet for June 30, 2000 (the "Latest Balance Sheet Date").

     4.9  Real Property; Leases.

     (a)  Good  Title; Condition.  The Seller does  not
own  any  real property.  Schedule 4.9(a) sets forth  a
true and correct summary description of all Real Estate
leased  or  rented by the Seller.  The  description  of
each  parcel of Real Estate describes such parcel fully
and  adequately.  All buildings, structures  and  other
improvements  on the Real Estate are in good  condition
and  repair (normal wear and tear excepted).   The  use
and operation of the Real Estate as currently conducted
conform to all applicable building, zoning, safety, and
other  laws,  statutes, ordinances, rules, regulations,
codes,  licenses,  permits, and all other  restrictions
and  conditions.   The  Seller  has  not  received  any
written or oral notice of, and the Seller does not know
of  any assessments for public improvements against the
Real  Estate or any written or oral notice or order  by
any    governmental,   regulatory   or   administrative
authority,  any insurance company which  has  issued  a
policy  with respect to any of such properties  or  any
board  of  fire  underwriters or other body  exercising
similar  functions that:  (i) relates to violations  of
building,  safety  or fire ordinances  or  regulations;
(ii)  claims any defect or deficiency with  respect  to
any   of   such  properties;  or  (iii)  requests   the
performance of any repairs, alterations or  other  work
to  or  in  any  of such properties or in  the  streets
bounding the same.  There are no arrangements  for  the
deferral  of taxes or assessments for any of  the  Real
Estate.    There  is  no  condemnation,  expropriation,
eminent domain or similar proceeding affecting  all  or
any  portion  of  the Real Estate pending  or,  to  the
Knowledge  of  the  Seller, threatened.   Those  public
utilities  (including water, gas, electric,  storm  and
sanitary  sewage, and telephone utilities) required  to
operate  the facilities of the Seller are available  to
such   facilities,   and  such  utilities   enter   the
boundaries of such facilities through adjoining  public
streets   or   easement  rights-of-way.   Such   public
utilities are all connected pursuant to valid licenses or permits, are all in good working order and are adequate to service the operations of such facilities as currently conducted and permit full compliance with all requirements of law. Except where the Seller is lessee, there are no leases, subleases, licenses, concessions or other agreements (written or oral) granting to any party or parties the right to use or occupancy of any portion of each parcel of Real Estate.

     (b) Real Estate. On the Closing Date, for each parcel of the Real Estate that is the subject of a written lease agreement, such written agreements shall be in full force and effect, and there shall be no oral terms or other agreements in effect.

     (c)  Capital Expenditures and Repairs.  Except  as
set  forth  on Schedule 4.9(c), no capital expenditures
relating  to  the  Real Estate (excluding  only  normal
maintenance  and  repair  made consistently  with  past
practice  and  which are required to  be  expended  for
federal  income tax purposes) or remediations suggested
or    required    by   any   applicable   governmental,
administrative or regulatory authority or insurer, in the next twelve (12) months in an amount exceeding
$10,000, are necessary to conduct business at the  Real
Estate as it is presently conducted, nor are any such expenditures planned.

     4.10 Personal  Property.  Schedule 4.10 sets forth
all  personal  property of the Seller which  constitute
Purchased   Assets.   The  Seller  owns  all   property
reflected  on  Schedule  4.10.  All  tangible  personal
property  of  the Seller is located upon  the  Seller's
premises,  except  as otherwise set forth  on  Schedule
4.10.   All  of  such  tangible  personal  property  is
actually  on hand.  All such tangible personal property
is  in good condition and repair (normal wear and  tear
excepted).   Except as set forth on Schedule  4.10,  no
capital  expenditures  relating  to  personal  property
(excluding   only  normal  maintenance   repairs   made
consistently with past practice and which are required to be expended for federal income tax purposes) or remediations suggested or required by any applicable governmental, administrative or regulatory authority or insurer, in the next twelve (12) months in an amount exceeding $10,000 in the aggregate, are necessary to conduct business using the personal property as it is presently conducted, nor are any such expenditures planned.

     4.11 Intellectual Property.

     (a)  Schedule  4.11(a) identifies each  patent  or
registration which has been issued to the  Seller  with
respect to any of its Intellectual Property, identifies
each  pending  patent application  or  application  for
registration which the Seller has made with respect  to
any  of its Intellectual Property, and identifies  each
license,  agreement,  or  other  permission   that   is
currently in effect and which has been granted  to  any
third  party  with  respect to any of its  Intellectual
Property  (together with any exceptions).   The  Seller
has made available to the Buyer correct and complete copies of all such patents and registrations, and those applications, licenses, agreements, and permissions currently in effect (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

     (b)  The  Seller  owns or has the  right  to  use
pursuant   to   license,  sublicense,   agreement,   or
permission  all Intellectual Property.   Each  item  of
Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer immediately subsequent to the Closing hereunder. The Seller has taken all actions that the Seller deemed commercially reasonable to maintain and to protect each item of Intellectual Property that it owns or uses, including, but not limited to, payment of any and all maintenance fees and annuities.

     (c) Except as disclosed in Schedule 4.11(c), with respect to each item of Intellectual Property required to be identified in Section 4.11(a):

          (i)   the  Seller  possesses all right, title
                and  interest in and to the  item, free
                and   clear of   any  Lien, license, or
                other restriction;

          (ii)  the   item   is  not  subject   to  any
                outstanding    injunction,    judgment,
                order, decree, ruling, or charge;

          (iii) no    action,    suit,  opposition   or
                reexamination    proceeding,   hearing,
                investigation,     charge,   complaint,
                claim, or  demand  is pending   or   is
                threatened   which   challenges     the
                legality,  validity,    enforceability,
                use, or ownership of the item; and

          (iv)  the Seller  is not now subject  to  any
                indemnity obligation to any Person  for
                or    against     any     interference,
                infringement,         misappropriation,
                reexamination,  opposition   or   other
                conflict with respect to the item.

     (d)  Except as disclosed in Schedule 4.11(d),  the
Seller has no Knowledge of any products, inventions  or
procedures    of   competitors   which   infringe    or
misappropriate any Intellectual Property of the Seller.
Except as disclosed in Schedule 4.11(d), the Seller has not given formal or informal notice of infringement or sent a demand to "cease and desist" to any third party.

     (e)  Schedule  4.11(e) identifies each  and  every
item of Intellectual Property that any third party owns
or  licenses  and  that  the  Seller  has  pursuant  to
license,  sublicense, agreement,  or  permission.   The
Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.11(e):

          (i)    the license, sublicense, agreement, or
                 permission covering the item is legal,
                 valid, binding,  enforceable,  and  in
                 full force and effect;

          (ii)   the license, sublicense, agreement, or
                 permission  will continue to  belegal,
                 valid, binding, enforceable,  and   in
                 full force  and  effect  on  identical
                 terms following   the consummation  of
                 the transactions contemplated   hereby
                 (including    the    assignments   and
                 assumptions referred to in Section 1.2
                 above), subject to the rights of third
                 parties listed in Schedule 4.7;

          (iii)  no  party  to the license, sublicense,
                 agreement, or permission is in  breach
                 or default, and no event  has occurred
                 which with notice  or  lapse  of  time
                 would  constitute  a breach or default
                 or   permit termination, modification,
                 or acceleration thereunder;

          (iv)   no party to  the license,  sublicense,
                 agreement,    or   permission      has
                 repudiated any provision thereof;

          (v)    with respect  to  each sublicense, the
                 representations   and   warranties set
                 forth in  subsections (i) through (iv)
                 above     are    true and correct with
                 respect to the underlying license;

          (vi)   to  the   Seller's   Knowledge,    the
                 underlying    item   of   Intellectual
                 Property is   not   subject  to    any
                 outstanding   injunction,    judgment,
                 order, decree, ruling or charge;

          (vii)  except    as  set   forth in  Schedule
                 4.11(e), no action, suit,  proceeding,
                 hearing,   investigation,      charge,
                 complaint,  claim,   or   demand    is
                 pending      or  is  threatened  which
                 challenges  the legality, validity, or
                 enforceability of the underlying  item
                 of  Intellectual Property; and

          (viii) the  Seller  has   not   granted   any
                 sublicense  or  similar    right  with
                 respect to  the  license,  sublicense,
                 agreement,  or permission  that is now
                 in effect.

     4.12 Insurance.     Schedule  4.12(a)  lists   and
contains  a  description of each  policy  of  insurance
owned  or  held  by  the  Seller  currently  in  effect
relating  to  the Purchased Assets or the  Real  Estate
(including  without limitation, policies for  fire  and
casualty, liability, umbrella coverage, and other forms
of   insurance)  specifying  the  insurer,  amount   of
coverage,  type of insurance, policy number, deductible
limits  and  any  pending claim in  excess  of  $5,000,
whether  or not covered by insurance (the "Insurance").
The Insurance is in full force and effect, all premiums
with  respect thereto covering all periods  up  to  and
including the date hereof have been paid, and no notice
of cancellation or termination has been received by the
Seller  with respect to any such policy.  The Insurance
is  sufficient for compliance with all requirements  of
law.   The policies evidencing the Insurance are valid,
outstanding and enforceable policies subject to the terms and conditions contained therein, and there has not occurred any act or omission of the Seller which could result in cancellation of any such policy prior to its scheduled expiration date.

     4.13 Permits. Schedule  4.13 sets forth a list  of
all of the Permits and true and complete copies of each
written  document evidencing or affecting  any  of  the
Permits  will  be  delivered to the  Buyer  during  due
diligence   prior  to  Closing.   The  Seller   is   in
compliance with the terms and conditions of all of the Permits. Except as set forth in Schedule 4.13, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the revocation, or an adverse change in the terms or conditions, of any of the Permits, and all Permits shall continue in full force and effect in accordance with their present terms unaffected by the consummation of the transactions contemplated hereby.

     4.14 Material Contracts. Schedule 4.14 identifies the following contracts and other agreements to which the Seller is a party:

     (a)  Leases.   All   leases of  real  or  personal
property, including the leases described in Section 4.9 hereof;

     (b)  Purchase  Orders.  A list of written or  oral
agreements  relating  to  the  purchase  of   products,
services or supplies by the Seller and pertaining to the Purchased Assets;

     (c) Loans and Borrowing Agreements. A list of each written or oral (i) loan, credit or borrowing arrangement or agreement or (ii) agreement by which the Seller has guaranteed or otherwise became liable or contingently liable for the debt of another; and

     (d)  Capital    Expenditures.   A  list   of   all
outstanding written or oral commitments by the Seller to make a capital expenditure, capital addition or capital improvement, in each case with respect to the Purchased Assets.

The  Seller  will deliver to the Buyer  a  correct  and
complete  copy  of  each written  agreement  listed  on
Schedule  4.14  (as  amended to  date)  and  a  written
summary setting forth the terms and conditions of  each
oral agreement referred to in Schedule 4.14 during  due
diligence prior to Closing.  With respect to each  such
agreement: (i) the agreement is legal, valid,  binding,
enforceable and in full force and effect; (ii)  subject
to  Section  1.5,  the agreement will  continue  to  be
legal,  valid, binding, enforceable and in  full  force
and   effect   on   identical   terms   following   the
consummation  of  the transactions contemplated  hereby
(including the assignment and assumptions referred to in Articles I and III); (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under the agreement; and (iv) no party has repudiated any provision of the agreement.

     4.15 Litigation. There is not now any litigation, claim, proceeding or investigation pending, or, to the Seller's Knowledge, threatened against or relating to the ability of the Seller to perform its obligations under this Agreement.

     4.16 Compliance With Law. The conduct of business at the Real Estate as currently conducted by Seller does not violate, nor is the Seller in default under, any law, statute, ordinance, rule, regulation, code, license, permit, guideline, order, arbitration award, judgment or decree, and Buyer will not after the Closing incur any Liability or obligation as a result of any such violation or default existing at the Closing or arising or accruing thereafter but based upon conditions existing at the Closing. Except as set forth on Schedule 4.16, no expenditures are anticipated which are necessary or appropriate for the continuation of the business at the Real Estate in compliance with any such law, statute, rule, regulation, code, license, permit, guidelines, order, arbitration award, judgment or decree.

     4.17 Environmental Matters.

     (a)  Environmental   Compliance.   Except  as  set
forth  in  Schedule  4.17(a), (i) the  Seller  and  the
Leased  Property  have been and are in compliance  with
all  applicable  Environmental Laws; (ii)  neither  the
Seller  nor,  to  the Knowledge of  Seller,  any  other
Person  has received any communication (either  written
or  oral) from a Governmental Authority or other Person
which alleges that the Seller or the Leased Property is
not  in  compliance  with any applicable  Environmental
Law; (iii) neither the Seller nor, to the Knowledge  of
Seller,  any other person has received any  notice  of,
nor  does  the  Seller  have Knowledge  of,  any  past,
present   or  future  event,  condition,  circumstance,
activity, practice, incident, action or plan which  may
interfere with or prevent continued compliance with all
applicable Environmental Laws; (iv) neither the  Seller
nor,  to  the Knowledge of Seller, any other person  is
under  investigation by any Governmental Authority  for
the  failure to comply with any Environmental Law;  (v)
neither the Seller nor, to the Knowledge of Seller, any
other person is required to take any Remedial Action by
any  Governmental Authority or Environmental  Law;  and
(vi)  neither  the  Seller nor,  to  the  Knowledge  of
Seller,  any  other  person has  made  any  statements,
warranties,   or  representations  in   any   documents
submitted  to  any Governmental Authority or  submittal
created   pursuant   to   an  obligation   imposed   by
Environmental Law containing any untrue statement of material fact or omitting any statement of material fact which render the statements made misleading in connection with any Environmental Law.

     (b)  Environmental    Permits.   The  Seller   has
obtained  all Environmental Permits necessary  for  its
operations   on  the  Leased  Property   as   currently
conducted, and all such Environmental Permits are in good standing, current, transferable, and the Seller are in compliance with all terms and conditions of such Environmental Permits.

     (c)  Pending    Litigation.      There    is    no
Environmental Claim pending or, to the Knowledge of the
Seller,  threatened  against the Seller  in  connection
with the Leased Property, operations or actions of  the
Seller  or against any Person whose liability  for  any
Environmental Claim the Seller has or may have retained
or assumed either contractually or by operation of law.
The  Seller  has not received any notice of  any  past,
present   or  future  event,  condition,  circumstance,
activity, practice, incident, action or plan which may give rise to any Environmental Claim based on or related to the Leased Property.

     (d)  Disposal  Practices.  Except as set forth  in
Schedule  4.17(d),  neither the Seller  nor  any  other
Person  has  arranged  for the disposal,  treatment  or
recycling of, or transported for disposal, treatment or
recycling,    any   Hazardous   Waste,   PCB-containing
Material, petroleum substance (including crude  oil  or
any  fraction thereof), or petroleum product  from  the
Leased  Property to any other location.  Except to  the
extent  described  in  Schedule  4.17(d),  neither  the
Seller nor any other Person or entity has arranged  for
the disposal, treatment or recycling of, or transported
for   disposal,  treatment  or  recycling,  any   other
Environmental Material from the Leased Property to  any
other  location.   With  respect to  any  Environmental
Materials identified in Schedule 4.17(d), the Seller has no notice or Knowledge that such Environmental
Materials were not properly transported or disposed of at a facility authorized to receive such Environmental
Materials pursuant to all Environmental Laws.

     (e)  Environmental  Condition of Property.  To the
Knowledge  of Seller, except as described  in  Schedule
4.17(e),    the   Leased   Property,   including    any
improvements thereon, and any soil or groundwater under such properties, (i) does not contain any Environmental
Material; (ii) specifically does not contain PCB-containing Material, petroleum substances, petroleum products, asbestos (or substances containing asbestos), lead or urea formaldehyde foam; (iii) does not contain any storage tanks, vessels or other facilities at, under or on the Leased Property which contain or previously contained Environmental Material; (iv) has never been used for the storage, treatment, disposal, deposit, recycling, landfilling, or dumping of any Environmental Material; (v) has never been affected by an Environmental Release of any Environmental Material;
(vi) does not contain a condition that is or may be a threat to the health, safety or welfare of the public or environment; (vii) does not face any risk of contamination by any Environmental Material from any nearby property; (viii) has never been the subject of an environmental investigation, audit or assessment by a Governmental Authority; and (ix) and has never been the subject of a Remedial Action, or action to remove any Environmental Material, or an action to abate, restore, repair or remedy any condition affecting the environment.

     4.18 Events   Subsequent to Latest  Balance  Sheet
Date. Except as set forth on Schedule 4.18, since the Latest Balance Sheet Date:

     (a) The Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible;

     (b)  No    party   (including  the   Seller)   has
accelerated, terminated, modified, or cancelled any of the Leases;

     (c) The Seller has not imposed any Lien upon any of its assets, tangible or intangible;

     (d)  The   Seller has not granted any  license  or
sublicense of any rights under or with respect to any Intellectual Property;

     (e)  The   Seller has not experienced any  damage,
destruction,  or  loss  (whether  or  not  covered   by
insurance) to its property;

     (f) The Seller has not entered into any contract for the sale of the Purchased Assets or any part thereof, whether by merger, consolidation, exchange of capital stock or otherwise (other than with respect to this Agreement); and

     (g) The Seller has not committed to any of the foregoing.

     4.19 Brokerage.   Except as described on  Schedule
4.19,  the Seller has not incurred, or made commitments
for,   any  brokerage,  finders'  or  similar  fee   in
connection with the transaction contemplated by this Agreement.

     4.20 Bankruptcy.   The  Seller  has  not  filed  a
petition  for relief under the United States Bankruptcy
Code or under any state insolvency statute.

     4.21 No   Bulk Sales Laws.  Neither the provisions
of  Chapter  406  of the Wisconsin Statutes  nor  other
similar  "bulk  sales"  laws  are  applicable  to   the
acquisition of the Purchased Assets or the other transactions contemplated by this Agreement.

     4.22 Commission   Filings.  The Seller  has  filed
with   the  Commission  certain  reports,  registration
statements,   proxy   statements  and   other   filings
(including all notes, exhibits and schedules thereto and documents incorporated by reference therein) with the Commission since December 31, 1999 (such reports, registration, statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "Commission Filings"). Attached on
Schedule  4.22  is  a  true and complete  list  of  all
Commission filings since December 31, 1999.

     4.23 Representations   and  Warranties  True   and
Correct.   The representations and warranties contained
herein,   and   all  other  documents,  certifications,
materials  and statements or information given  to  the
Buyer  by  or  on behalf of the Seller or disclosed  in
this Agreement, do not include any untrue statement  of
a  material  fact  or  omit to state  a  material  fact
required  to  be stated herein or therein in  order  to
make the statements herein or therein, in light of  the
circumstances   under  which   they   are   made,   not
misleading.

                       ARTICLE V

             REPRESENTATIONS OF THE BUYER

     In  order to induce the Seller to enter into  this
Agreement,    the    Buyer    makes    the    following
representations and warranties to the Seller,  each  of
which shall be deemed to be independently material  and
relied   upon   by  the  Seller,  regardless   of   any
investigation made by, or information known to, the Seller.

     5.1  Ownership,   Organization and  Qualification.
The Buyer is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin, has filed with the appropriate state agency the most recent annual report required to be filed by it, has not filed articles of dissolution and has a perpetual period of existence.

     5.2  Authorization.   The Buyer has all  necessary
power  and  authority  to enter into  and  perform  the
transactions contemplated hereby in accordance with the
terms   and  conditions  hereof.   The  execution   and
delivery of this Agreement, and the performance by  the
Buyer of each of its obligations contained herein, have
been  duly  approved by the Buyer's Board of Directors.
No  other  corporate authorization from  the  Buyer  is
required  for  the  execution  and  delivery  of   this
Agreement   or  the  performance  of  its   obligations
hereunder.

     5.3 Enforceability. This Agreement and all other agreements of the Buyer contemplated hereby are or, upon the execution thereof, will be the valid and binding obligations of the Buyer enforceable against it in accordance with their terms.

     5.4  Conflicting  Obligations.  The execution  and
delivery of this Agreement do not, and the consummation
of  the  sale  and  purchase of  the  Purchased  Assets
contemplated  hereby  will not: (a)  conflict  with  or
violate   any   provisions  of   the   certificate   of
incorporation  of  the  Buyer;  (b)  conflict  with  or
violate  any provisions of, or result in the maturation
or acceleration of, any obligations under any contract,
agreement,   instrument,  document,   lease,   license,
permit,  indenture, or obligation, or any law, statute,
ordinance,  rule,  regulation, code, guideline,  order,
arbitration  award, judgment or decree,  to  which  the
Buyer  is subject to or which the Buyer is a party;  or
(c) conflict with, result in a breach of, constitute  a
default under, result in the acceleration of, create in
any  party the right to accelerate, terminate,  modify,
or  cancel,  or require any notice under any agreement,
contract,   lease,   license,   instrument   or   other
arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

     5.5  Litigation.   There is no litigation,  claim,
proceeding or investigation pending, or to the  Buyer's
Knowledge, threatened, against the Buyer relating to its ability to perform its obligations under this Agreement.

     5.6  Brokerage.  The Buyer has not incurred,   nor
made commitment for, any brokerage, finders or similar fee in connection with the transactions contemplated by this Agreement.

                      ARTICLE VI

                COVENANTS OF THE SELLER

     The Seller covenants and agrees with the Buyer as follows:

     6.1  Access.   From the date hereof and until  the
Closing Date, the Buyer and its authorized officers, agents and representatives shall have full access (upon reasonable prior notice) to the Real Estate and the Purchased Assets. The Seller shall cooperate with the Buyer by responding to and causing the Seller's outside auditors promptly to respond to all questions posed by the Buyer concerning the Purchased Assets.

     6.2  Operation  of Business.  From the date hereof
and  until the Closing Date, without the express  prior
written  consent  of the Buyer, the  Seller  shall  not
engage  in any practice, take any action or enter  into
any  transaction involving the Purchased Assets or  the
Leases.   Without  limiting  the  generality   of   the
foregoing, the Seller shall not otherwise engage in any practice, take any action or enter into any transaction of the sort described in Section 4.18.

     6.3  Insurance and Maintenance of  Property.  From
the  date hereof and until the Closing Date, the Seller
shall  cause all property owned or leased by it  to  be
insured against all ordinary insurable risks and  shall
maintain  in  effect  all  the  Insurance,  and   shall
maintain  and repair all of its property  in  a  manner
consistent  with  past  practice;  provided,  that  the
Seller, with prior consultation with Buyer, shall  take
those  actions  it  deems  commercially  reasonable  to
maintain    and    prosecute   its   patents,    patent
applications, and other Intellectual Property  and  the
Buyer  shall  pay all costs related to the  same.   The
actions required to maintain the Intellectual Property from the date of this Agreement to the end of 2000 are shown on Schedule 6.3 to this Agreement. In addition, Seller may dispose of the Equipment currently located on the Farm Facility in the manner Seller deems reasonable, with the prior written consent of the Buyer, provided the proceeds of any such disposition, reduced by the reasonable costs incurred by Seller, be applied as a credit to Buyer at Closing.

     6.4 Compliance with Laws. From the date hereof and until the Closing Date, the Seller shall comply with all applicable laws, statutes, ordinances, rules, regulations, guidelines, orders, arbitration awards, judgments and decrees applicable to, or binding upon, the Seller or its business or properties.

     6.5  Supplemental   Disclosure.   On  the  Closing
Date,  the Seller shall inform the Buyer in writing  of
all  information,  events or  actions  which,  if  this
Agreement  were  signed on the Closing Date,  would  be
required  to be disclosed on the Schedules in order  to
make   the   Seller's  representations  and  warranties
contained herein true and not misleading. The delivery thereof by the Seller shall not absolve the Seller from liability for breach of any representation or warranty which was untrue when made.

     6.6 Fulfill Conditions. The Seller shall use its best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in
Article VIII hereof.

     6.7  Release   of Liens.  The Seller shall  on  or
prior to the Closing Date deliver to the Buyer such documents as are necessary to terminate and release all Liens on the Purchased

Assets except  for  Permitted Liens,  which   documents
shall be in form  and  substance   acceptable  to   the
Buyer   and  shall  include  without   limitation,  all
documents necessary to terminate   of record  any  such
Liens.

     6.8  Documents  of Transfer.  On the Closing Date,
the  Seller shall duly execute and deliver to the Buyer
the  Assignment, Bill of Sale and Assumption Agreement.
Any  applicable  sales tax, use tax  or  transfer  fees
shall  be  paid  by  the Seller  at  the  Closing.   In
addition, the Seller shall execute and deliver to the Buyer at the Closing, in form and substance reasonably satisfactory to counsel for the Buyer, assignments assigning to the Buyer the following:

     (a) All Intellectual Property, provided that any form required by the patent office of any jurisdiction to transfer the ownership of the Intellectual Property shall be prepared at Buyer's expense;

     (b)  All Contracts;

     (c)  All assignable Permits; and

     (d) Such other Purchased Assets as the Buyer may reasonably request.

     6.9  Other  Deliveries.  On the Closing Date,  the
Seller shall deliver to the Buyer the following:

     (a)  The resolutions of the Board of Directors  of
          the  Seller  authorizing  and  approving  the
          execution, delivery and performance  of  this
          Agreement  and the transactions  contemplated
          hereby,  certified by the  secretary  or  the
          president   of   the  Seller  and   evidence,
          satisfactory  in  form and substance  to  the
          Seller  of  the approval of the  transactions
          contemplated   by  this  Agreement   by   the
          Seller's shareholders;

     (b)  Current  Uniform Commercial Code  and  state,
          local and federal tax, sales and unemployment
          compensation  tax, judgment,  bankruptcy  and
          similar   lien  searches  showing  no   Liens
          against  the  Purchased  Assets  other   than
          Permitted Liens;

     (c)  All   consents  for  the  assignment  of  all
          Permits,  which are necessary  in  order  for
          said Permits to be assigned to the Buyer upon
          their present terms and the Seller shall  pay
          all  fees, charges and other costs  that  are
          required   or  imposed  in  connection   with
          obtaining any such consent;

     (d)  All   consents  for  the  assignment  of  all
          Leases, which are necessary in order for said
          Leases to be assigned to the Buyer upon their
          present  terms and the Seller shall  pay  all
          fees,  charges  and  other  costs  that   are
          required   or  imposed  in  connection   with
          obtaining any such consent;

     (e)  An  affidavit  that  the  Seller  is  not   a
          "foreign   person"  within  the  meaning   of
          Section  1445  of the Code, and  stating  the
          Seller's   federal  taxpayer   identification
          number, in form and substance acceptable to counsel for the Buyer; and

     (f) All other documents reasonably requested by counsel for the Buyer to consummate the transactions herein contemplated.

     6.10 Exclusive  Dealing.  Neither the Seller,  nor
any   of  its  agents  or  representatives  will  take,
directly   or  indirectly,  any  action  to   initiate,
continue,    assist,   solicit,   receive,   negotiate,
encourage  or  accept  any offer or  inquiry  from  any
Person  (a) to engage in any Business Combination,  (b)
to reach any agreement or understanding (whether or not
such agreement or understanding is absolute, revocable,
contingent or conditional) for, or otherwise attempt to
consummate, any Business Combination or (c) to  furnish
or  cause to be furnished any information with  respect
to  the Seller or its assets to any Person (other  than
as contemplated in this Agreement) who the Seller knows
or   has  reason  to  believe  is  in  the  process  of
considering  any  Business Combination;  provided  that
prior to the Closing Date, if the Board of Directors of
the   Seller   reasonably   determines   the   Business
Combination constitutes a Superior Proposal (as defined
below),  then, to the extent required by the  fiduciary
obligations of the Board of Directors of the Seller, as
determined  in  good faith by a majority thereof  after
consultation with independent counsel (who may  be  the
Seller's  regularly engaged independent  counsel),  the
Seller  may,  in  response to an  unsolicited  request,
furnish  non-public information, and afford  access  to
the properties, books, records, officers, employees and
representatives   of   the   Seller,   participate   in
discussions  or  negotiations  regarding  the  Superior
Proposal  and,  provided that the Seller  has  complied
with  the  provisos  to its rights  to  terminate  this
Agreement  pursuant  to Section 11.1(c)  hereof,  enter
into  an  agreement  with  respect  to  or  approve  or
recommend  to  its  shareholders a  Superior  Proposal.
Without  limiting the foregoing, it is understood  that
any  violation  of the restrictions set  forth  in  the
preceding  sentence by any officer or director  of  the
Seller  or  any  financial advisor, attorney  or  other
advisor or representative of the Seller, whether or not
such  person  is  purporting to act on  behalf  of  the
Seller or otherwise, shall be deemed to be a breach  of
this  Section 6.10 by the Seller.  For purposes of this
Agreement,  "Business Combination"  means  any  merger,
consolidation or combination to which the Seller  is  a
party which would adversely affect the Seller's ability
to  transfer  the Purchased Assets to  the  Buyer,  any
sale,  dividend, split or other disposition of  capital
stock  or  other  equity interest of the  Seller  which
would adversely affect the Seller's ability to transfer
the Purchased Assets to the Buyer or any sale, dividend
or  other  disposition  of the  Purchased  Assets,  and
"Superior Proposal" means a bona fide proposal made  by
a  third  party  to acquire the Seller  pursuant  to  a
tender  or exchange offer, a merger, a sale of  all  or
substantially  all  its assets or  otherwise  on  terms
which  a  majority  of  the members  of  the  Board  of
Directors   of  the  Seller  determines,  at   a   duly
constituted  meeting of the Board of  Directors  or  by
unanimous written consent, in its reasonable good faith
judgment   (after  consultation  with   its   financial
advisor)   to   be  more  favorable  to  the   Seller's
shareholders than the transactions contemplated hereby and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members of the Board of Directors of the Seller, as expressed in a resolution adopted at a duly constituted meeting of such directors, is reasonably capable of being obtained by such third party.

     6.11 Further Assurances. The Seller, upon request of the Buyer, shall execute, acknowledge and deliver such other instruments as reasonably may be requested to more effectively transfer and vest in the Buyer, the Purchased Assets or to otherwise carry out the terms and conditions of this Agreement.

     6.12 Brokerage.   Any    brokerage,  finders'   or
similar   fee   incurred   in   connection   with   the
transactions contemplated by this Agreement shall be promptly paid by the Seller.

     6.13 Intellectual  Property Assignments.   On  the
Closing Date, the Seller shall execute and deliver to the Buyer an Intellectual Property Assignment.

     6.14 Transfer of Sponsorship of IND. The Seller, upon request of the Buyer, shall execute and deliver such instruments and take other actions necessary to transfer sponsorship of its IND to Buyer or a third party identified by Buyer.

                      ARTICLE VII

                COVENANTS OF THE BUYER

     The Buyer covenants and agrees with the Seller as follows:

     7.1  Certified  Resolutions.  On the Closing Date,
the  Buyer  shall deliver to the Seller a copy  of  the
resolutions   of  the  Buyer's  Board   of   Directors,
authorizing  and  approving  the  execution   of   this
Agreement  and  the performance by  the  Buyer  of  the
transactions  contemplated  hereby,  certified  by   an
officer of the Buyer.

     7.2  Assignment,   Bill  of  Sale  and  Assumption
Agreement.   On  the  Closing  Date,  the  Buyer  shall
execute and deliver to the Seller the Assignment, Bill of Sale and Assumption Agreement.

                     ARTICLE VIII

     CONDITIONS OF THE BUYER'S OBLIGATION TO CLOSE

     The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

     8.1  Representation   and      Warranties.     The
representations and warranties in this Agreement made by the Seller shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Buyer shall have been furnished a certificate signed by the president of the Seller to that effect.

     8.2  Performance   of Covenants  and  Obligations.
The Seller shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and the Buyer shall have been furnished a certificate signed by the president of the Seller to that effect.

     8.3  Proceedings   and  Instruments  Satisfactory.
All proceedings, corporate or otherwise, to be taken in
connection with the transactions contemplated  by  this
Agreement, and all documents incident thereto, shall be
reasonably  satisfactory in form and substance  to  the
Buyer.   The  Seller shall have made available  to  the
Buyer,  either     directly    or    through its patent
counsel, for  examination    the    originals  or  true
and  correct copies of all documents   which  the Buyer
reasonably  may request    in    connection  with   the
transactions contemplated by this Agreement.

     8.4 Adverse Change. From and after the date of this Agreement and until the Closing Date, the Buyer
(in its sole and absolute discretion) shall have determined that there has been no material adverse change in the Purchased Assets, or the Real Estate, from that disclosed to the Buyer in this Agreement, nor shall there have been any casualty to the Purchased
Assets, in an amount exceeding $10,000, as a result of any loss, taking, destruction or physical damage, whether or not covered by insurance, occasioned by fire, flood, explosion, earthquake, act of God or the public enemy, or otherwise. The Buyer shall have been furnished with a certificate signed by the president of the Seller to that effect.

     8.5  No    Litigation.   No  investigation,  suit,
action  or  other  proceeding shall  be  threatened  or
pending  before  any  court or governmental  agency  in
which  it  is  sought to restrain, prohibit  or  obtain
damages  or  other  relief  in  connection  with   this
Agreement or the consummation of the transactions contemplated hereby.

     8.6  Consents, Approvals, Certifications, Licenses
and   Permits.   All  necessary  consents,   approvals,
certifications,  licenses and permits with  respect  to
the transaction contemplated hereby, including, without
limitation, the transfer of the Purchased Assets to the
Buyer,  the  absence  of which would  have  a  material
adverse  effect  on  the  Buyer's  rights  under   this
Agreement, or which would constitute a breach pursuant to the provision of, or which would result in the termination or loss of any right under, any material
Contract, Permit, or other obligation, or without which the Buyer would be precluded or materially impeded from obtaining the benefit of the Purchased Assets, shall have been received by the Buyer on or before the Closing Date.

     8.7  Good Standing Certificates.  The Seller shall
have  delivered  to the Buyer a current certificate  of
good standing relative to the Seller recently certified
by   the   Secretary  of  State  or  other  appropriate
governmental authority of each state or jurisdiction in which the Seller is organized or qualified to transact business.

     8.8  Opinion of Counsel.  On the Closing Date, the
Seller shall have delivered to the Buyer the legal opinion of LaFollette Godfrey & Kahn, the Seller's corporate counsel in the form set forth on Schedule
8.8.

     8.9 Financing. The Buyer shall have renegotiated the terms of the Senior Secured Notes, in each case on such terms and subject to such conditions as are satisfactory to the Buyer in its sole discretion.

     8.10 Due   Diligence.   The    Buyer  shall   have
conducted  a due diligence investigation and review  of
the  Purchased  Assets,  the Assumed  Liabilities,  the
Business  and all matters pertaining thereto  that  the
Buyer   deems   relevant  and  the  results   of   such
investigation and review shall be satisfactory  to  the
Buyer  in  its sole and absolute discretion, including,
without  limitation,  any  due diligence  investigation
relating  to the Seller's Intellectual Property  (which
shall  be  limited  to the ownership and  assignability
thereof)  and  existing Environmental Claims;  provided
however,  that
the condition to closing  set  forth  in  this  Section
8.10 shall be deemed waived by the  Buyer unless    the
Buyer notifies the Seller in writing within  forty-five
(45) days following the date of this Agreement of its intent to terminate this Agreement.

                      ARTICLE IX

    CONDITIONS TO THE SELLER'S OBLIGATION TO CLOSE

     The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

     9.1  Representations      and   Warranties.    The
representations and warranties in this Agreement made by the Buyer shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Seller shall have been furnished a certificate signed by the president of the Buyer to that effect.

     9.2  Performance   of Covenants  and  Obligations.
The Buyer shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and the Seller shall have been furnished a certificate signed by the president of the Buyer to that effect.

     9.3  Proceedings   and  Instruments  Satisfactory.
The  shareholders of the Seller shall have approved the
transactions  contemplated  by  this  Agreement.    All
proceedings,  corporate or otherwise, to  be  taken  in
connection with the transactions contemplated  by  this
Agreement, and all documents incident thereto, shall be
reasonably  satisfactory in form and substance  to  the
Seller; and, the Buyer shall have made available to the
Seller  for  examination  the  originals  or  true  and
correct  copies  of  all  documents  which  the   Buyer
reasonably   may   request  in  connection   with   the
transactions contemplated by this Agreement.

     9.4  No    Litigation.   No  investigation,  suit,
action  or  other  proceeding shall  be  threatened  or
pending  before  any  court or governmental  agency  in
which  it  is  sought to restrain, prohibit  or  obtain
damages  or  other  relief  in  connection  with   this
Agreement or the consummation of the transactions contemplated hereby.

                       ARTICLE X

               INDEMNIFICATION BY SELLER

     10.1 Indemnification.    Notwithstanding       the
Closing,  and regardless of any investigation made  by,
or on behalf of, the Buyer, or any information known to
the  Buyer,  the  Seller,  subject  to  the  terms  and
conditions of this Article X, indemnifies and saves the
Buyer,   its   shareholders,  officers,  directors   or
employees  (collectively, the "Buyer" as used  in  this
Article  X)  harmless  from and  against  any  and  all
losses,  claims, damages, liabilities, costs,  expenses
or   deficiencies  including,  but  not   limited   to,
reasonable attorneys' fees and other costs and expenses
reasonably incident to proceedings or investigations or
the  defense  or  settlement of any  claim  or  claims,
incurred  by  or  asserted against  the  Buyer  or  the
Purchased       Assets    due    to    or     resulting
from           any           of                     the
following:   (a)  the  inaccuracy  or  breach  of   any
representation or warranty of the Seller  given  in  or
pursuant  to this Agreement; (b) any breach or  default
in  the  performance  by  the  Seller  of  any  of  its
covenants, obligations or agreements in or pursuant  to
this Agreement; (c) any liability or obligation of  the
Seller  not expressly assumed by the Buyer pursuant  to
this  Agreement; and (d) the ownership or  use  of  the
Seller's  assets at any time prior to the  Closing,  or
any  incident, occurrence, condition or claim existing,
arising  or accruing prior to the Closing and  relating
to  the  operation or conduct of the  Business  or  the
ownership or use of the Seller's assets other than  any
liability or obligation of the Seller expressly assumed
by the Buyer pursuant to this Agreement.  The foregoing
are   collectively   referred  to   as   "Indemnifiable
Damages." The term "Indemnifiable Damages" shall also include an amount of interest on the amount of such Indemnifiable Damages (computed before the application of this sentence), which interest shall be computed at the Applicable Rate in simple interest per annum from the Closing Date and until paid by the Seller.

     10.2 Procedures  for Making Claims.  If  and  when
the  Buyer  desires to assert a claim for Indemnifiable
Damages  against the Seller pursuant to the  provisions
of  this  Article  X, the Buyer shall  deliver  to  the
Seller,  reasonably promptly after the Buyer's  receipt
of  a claim or specific and affirmative awareness of  a
potential  claim, a certificate signed  by  an  officer
(the  "Notice of Claim"):  (a) stating that  the  Buyer
has  paid  or  accrued (or intends to  pay  or  accrue)
Indemnifiable  Damages  to  which  it  is  entitled  to
indemnification  pursuant to this  Article  X  and  the
amount   thereof  (to  the  extent  then  known);   and
(b)   specifying  to  the  extent  possible   (i)   the
individual  items  of  loss, damage,  liability,  cost,
expense or deficiency included in the amount so stated,
(ii)  the  date each such item was or will be  paid  or
accrued  and  (iii) the basis upon which  Indemnifiable
Damages  are  claimed.  If the Seller shall  object  to
such  Notice  of Claim, the Seller shall simultaneously
deliver  written  notice of objection (the  "Notice  of
Objection") to the Buyer within thirty (30) days  after
the  Buyer's  delivery  of the Notice  of  Claim.   The
Notice  of  Objection shall set forth the grounds  upon
which  the  objection is based and  state  whether  the
Seller  object to all or only a portion of  the  matter
described  in  the Notice of Claim.  If the  Notice  of
Objection shall not have been so delivered within  such
fifteen   (15)   day  period,  all  Seller   shall   be
conclusively   deemed   to   have   acknowledged    the
correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and the Indemnifiable Damages set forth in the Notice of Claim shall be paid to the Buyer, on demand, in cash.

     10.3 Participation  in   Defense  of  Third  Party
Claims.   If  any  third party shall assert  any  claim
against the Buyer which, if successful, might result in
an  obligation  of  the  Seller  to  pay  Indemnifiable
Damages   and  which  can  be  remedied  to  the   sole
satisfaction  of  the  Buyer by the  payment  of  money
damages  without  further adverse  consequence  to  the
Buyer,  the Seller, at the sole expense of the  Seller,
may  assume  the primary defense thereof  with  counsel
reasonably acceptable to the Buyer, but only if and  so
long  as:  (i) the Seller diligently pursue the defense
of  such claim; and (ii) the Seller acknowledges to the
Buyer in writing that the claim, if resolved or settled
adversely to the Buyer, is one for which the Seller  is
obligated  to  indemnify the Buyer hereunder.   If  the
Seller fails or is unable to so elect to assume the primary defense of any such claim, the Buyer may (but need not) do so, in which event the Buyer may defend, settle or compromise the claim, at the expense and cost of the Seller, in any such manner as the Buyer reasonably deems appropriate.

     10.4 Survival    of       Representations      and
Indemnification.   The  Seller's  obligation   to   pay
Indemnifiable Damages shall survive the Closing of this transaction for ninety (90) days.

     10.5 Offset.    The  Buyer shall  be  entitled  to
offset against the Note or any obligations owed by  the
Buyer  to  the  Seller  the sum  of  all  Indemnifiable
Damages  that  the  Buyer is entitled  to  pursuant  to
Article  X and all other obligations owed by the  Buyer
to  the  Seller under any other agreement, contract  or
other   arrangement.   No  offset  made  by  the  Buyer
pursuant  to  this Section shall constitute  a  default
under   the   Note  or,  even  if  it  is  subsequently
determined that no Indemnifiable Damages were due the Buyer, give rise to any right of acceleration under the Note or on the part of the Seller by reason of such offset.

     10.6 Limitation on Indemnification. The maximum amount of Indemnifiable Damages which may be recovered by Buyer is $250,000.

     10.7 Other  Indemnification    Provisions.     The
foregoing  indemnification provisions are  in  addition
to, and not in derogation of, any statutory, equitable,
or  common law remedy (including without limitation any
such  remedy arising under Environmental Law) the Buyer
may   have   with  respect  to  the  Seller,   or   the
transactions contemplated by this Agreement.

                      ARTICLE XI

                      TERMINATION

     11.1 Rights to Terminate. This Agreement may be terminated at any time prior to the Closing only as follows:

     (a) by mutual written consent of the Seller and the Buyer;

     (b) by the Seller by giving written notice to the Buyer if the Buyer is in breach of any representation, warranty or covenant under this Agreement (and the Seller is not then in breach of any representation, warranty or covenant);

     (c)  by  the  Seller if the Seller enters  into  a
          merger,   acquisition  or   other   agreement
          (including  an  agreement  in  principle)  to
          effect  a  Superior Proposal or the Board  of
          Directors  of the Seller resolves to  do  so;
          provided,  however, that the Seller  may  not
          terminate  this  Agreement pursuant  to  this
          Section  11.1(c) unless (i)  the  Seller  has
          delivered  to Buyer a written notice  of  the
          Seller's  intent  to  enter  into   such   an
          agreement  to  effect the Superior  Proposal,
          (ii) ten business days have elapsed following
          delivery  to Buyer of such written notice  by
          the Seller and (iii) during such ten-business-
          day  period  the Seller has fully  cooperated
          with Buyer, including informing Buyer of  the
          terms   and   conditions  of   the   Business
          Combination  and the identity of  the  person
          making   the   proposal  for   the   Business
          Combination,  with  the  intent  of  enabling
          Buyer to agree to a modification of the terms
          and  conditions of this Agreement so that the
          transactions  contemplated  hereby   may   be
          effected; provided, further, that the Company
          may not terminate this Agreement pursuant  to
          this  Section 11.1(c) unless at  the  end  of
          such  ten-business-day period  the  Board  of
          Directors  of the Seller continues reasonably
          to  believe  that  the  Business  Combination
          constitutes a Superior Proposal when
          compared
          to   the   transactions  contemplated  hereby
          (taking into account any such modification as may be proposed by Buyer) and concurrently with such termination the Seller pays to Buyer the Termination Fee;

     (d) by the Buyer by giving written notice to the Seller if the Seller is in breach of any representation, warranty or covenant under this Agreement (and the Buyer is not then in breach of any representation, warranty or covenant); or

     (e) by the Buyer by giving written notice to the Seller if the Closing shall not have occurred on or before November 30, 2000.

     Each party's right to termination hereunder is in addition to any of the rights it may have hereunder or otherwise.

     11.2 Effects of Termination. Notwithstanding any other provision of this Agreement, no termination of this Agreement shall release (i) the Seller from its obligation under Section 6.10 or Section 13.4 or
(ii) any party of any Liabilities arising hereunder for any pre-termination breaches hereof or intentional misrepresentations made herein.

                      ARTICLE XII

                      DEFINITIONS

     12.1 Certain   Defined Terms.   As  used  in  this
Agreement, the following terms shall have the meanings specified in this Section 12.1 unless the context otherwise requires. "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Agreement" means this Asset Purchase Agreement, together with all Exhibits and Schedules hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Assignment,   Bill   of   Sale   and   Assumption
Agreement" means that Assignment, Bill of Sale and Assumption Agreement, dated as of the Closing Date, between the Seller and the Buyer.

     "Assumed Liabilities" has the meaning set forth in
Section 3.1.

     "Business" has the meaning set forth in the recitals to this Agreement.

     "Business Combination" has the meaning set forth in Section 6.10.

     "Buyer" has the meaning set forth in the first paragraph to this Agreement.

     "Closing"  has  the meaning set forth  in  Section
1.4.

     "Closing  Date"  has  the  meaning  set  forth  in
Section 1.4.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the United States Securities and Exchange Commission.

     "Commission Filings" has the meaning set forth  in
Section 4.22.

       "Contracts" has the meaning set forth in Section
1.2(e).

     "Environmental  Claim" means any and  all  claims,
demands, suits, actions, orders, directives, notices of
noncompliance  or  violation, liens, investigations  or
administrative, regulatory or judicial  proceedings  by
any    person    alleging   potential   liability    or
responsibility   for  enforcement,  penalties,   fines,
forfeitures, damages, losses, costs, costs for Remedial
Action,  governmental response costs, natural  resource
damages,  property damages, personal injury  or  bodily
injury  arising  out  of, based on or  resulting  from:
(A)   the   presence,  use,  manufacture,   processing,
distribution,    production,   generation,    handling,
transport,   storage,  disposal,  labeling,  discharge,
release,  threatened  release,  treatment,  control  or
cleanup  of any Environmental Material at any location;
or   (B)   circumstances  forming  the  basis  of   any
violation,  or  alleged violation, of any Environmental
Law;  or  (C)  any  and all claims  by  any  person  or
Governmental  Authority seeking damages,  contribution,
indemnification,  costs,  compensation  or   injunctive
relief  resulting  from the presence  or  Environmental
Release of any Environmental Material.

     "Environmental  Law" means any  Legal  Requirement
which   relates  to  or  otherwise  imposes  liability,
obligations, responsibility, or standards with  respect
to  zoning,  land  use, pollution, or the  restoration,
repair, remediation or protection of natural resources,
human health or the environment (including ambient air,
surface  water,  groundwater, land surface,  subsurface
soil  strata), including without limitation, any  Legal
Requirement relating to the presence, use, manufacture,
processing,    distribution,  production,   generation,
handling,   transport,  storage,  disposal,   labeling,
discharge,   release,  threatened  release,  treatment,
control or cleanup of any Environmental Material.

     "Environmental Material" means:  (A) any petroleum
substance, petroleum product, underground storage tank,
underground cistern, radioactive material, asbestos  in
any   form  that  is  or  could  become  friable,  urea
formaldehyde foam insulation, PCB-containing  Material;
(B)   any   Hazardous  Substance,  Hazardous  Material,
Hazardous  Waste  or  any  other  material,  substance,
chemical, waste, contaminant or pollutant which is  now
or  hereafter defined as or determined to be hazardous,
extremely hazardous, toxic, dangerous, restricted, or a
nuisance,  or  words  of  similar  import,  under   any
Environmental Law; (C) any other material, substance, chemical, waste, contaminant, pollutant or exposure to which is now prohibited, limited or regulated by any Governmental Authority.

     "Environmental   Permits"   means   all   permits,
licenses,   authorizations,  certifications,   notices,
approvals  or  authorizations under  any  Environmental
Law.

     "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or soil.

     "Equipment" has the meaning set forth  in  Section
1.2(d).

     "Excluded  Assets" has the meaning  set  forth  in
Section 1.3.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" means the government of the United States of America and any other country, and any state, province, municipality or other governmental unit, or any agency, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing.

     "Hazardous Material" means hazardous materials  as
defined under the regulations adopted pursuant  to  the
Hazardous    Materials   Transportation   Act.     Such
regulations appear at 49 C.F.R. Part 171, et seq.

     "Hazardous  Substance" means hazardous  substances
as   defined   under  the  Comprehensive  Environmental
Response,  Compensation and Liability  Act,  42  U.S.C.
9601, et seq. and under comparable state laws.

     "Hazardous Waste" means hazardous waste as defined
under  the Resource Conservation and Recovery  Act,  42
U.S.C.  6901,  et  seq.  144.60,  et  seq.  and   other
comparable state laws.

     "IND"  means  U.S.  Food and  Drug  Administration
("FDA") Investigational New Drug application of Seller identified by the FDA as BB-IND 7423, together with all amendments thereto, whether active or inactive.

     "Indemnifiable Damages" has the meaning set forth in Section 10.1.

     "Insurance" has the meaning set forth  in  Section
4.12(a).

     "Intellectual  Property" means all  United  States
and  foreign patents and patent applications (including
international  applications) that have  been  filed  by
Seller  set forth in Schedule 4.11(a), including  those
abandoned  by  Seller after filing, together  with  all
reissuances,    continuations,   continuations-in-part,
revisions, extensions, and reexaminations thereof, (ii)
supporting  documentation for the  patents  and  patent
applications  identified  in the  preceding  subsection
(i),   including  laboratory  notebooks,  drug   master
documents,  and  similar documents, as  are  reasonably
available to Seller, (iii) all trade secrets and  know-
how   set   forth   or  described  in  the   supporting
documentation  identified in the  preceding  subsection
(ii);  (iv) all computer software owned or licensed  by
the   Seller  and  that  is  either  necessary  to  the
operation of the Equipment or which was developed by or
for  the  Seller for use with the intellectual property
described   in  the  foregoing  subsections   of   this
paragraph,  (v)  all  copies and  tangible  embodiments
thereof  (in  whatever  form  or  medium)  located   at
Seller's  office  or  the  office  of  Seller's  patent
counsel.    Intellectual  Property   to   be   assigned
includes, without limitation, the Intellectual Property set forth in the Intellectual Property Assignment.

     "Intellectual  Property  Assignment"  means   that
certain Intellectual Property Assignment dated as of the Closing Date, between the Buyer and the Seller, in the form approved by the Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "IRS" means the Internal Revenue Service.

     "Knowledge" means, with respect to any party, the knowledge of such party after due inquiry and, if such party fails to make such inquiry, shall include the constructive knowledge of such facts as would have been learned had such due inquiry been made.

     "Latest Balance Sheet" means the balance sheet for the Seller dated as of the Latest Balance Sheet Date and attached in Schedule 4.8.

     "Latest Balance Sheet Date" has the meaning set forth in Section 4.8.

     "Leases" means that certain Lease Agreement  dated
May  26, 1999, between the Seller and Ben Scharpf,  the
Lease  for  the  farm  property  located  in  Jefferson
County, Wisconsin and the Lease between Buyer and Seller.

     "Leased Property" shall mean the Real Estate, as well as any other real estate heretofore owned or used by Seller in the conduct of the Business.

     "Legal  Requirement"  means any and all  statutes,
laws,    codes,    ordinances,   regulations,    rules,
directives,    policy,   orders,   judgments,    writs,
injunctions,  rulings, decrees, bylaws  or  common  law
(whether presently in effect or hereinafter enacted, adopted, promulgated or issued) of any Governmental
Authority.

     "Liability"  means  any  liability  or  obligation
(whether   known  or  unknown,  whether   asserted   or
unasserted,  whether  absolute or  contingent,  whether
accrued    or   unaccrued,   whether   liquidated    or
unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes.

     "Lien"   means   any   mortgage,   pledge,   lien,
encumbrance, charge or other security interest of any kind.

     "Note"    shall    mean   Buyer's   non-negotiable
promissory note payable to the Seller.

     "Notice  of  Claim" has the meaning set  forth  in
Section 10.2.

     "Notice of Objection" has the meaning set forth in
Section 10.2.

     "Owner"   has  the  meaning  set  forth   in   the
definition of "Subsidiary" set forth in Section 12.1.

     "PCB-containing Material" means polychlorinated biphenyls, including PCB-laden lubricating or hydraulic oils or transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls.

     "Permits"  has  the meaning set forth  in  Section
1.2(f).

     "Permitted  Liens"  means  municipal  and   zoning
ordinances,    recorded   easements,   covenants    and
restrictions  provided  the same  do  not  prohibit  or
materially   interfere  with  the   present   use,   or
materially affect the present value, of the Real Estate
and  general taxes levied on or after January  1,  2000
and not yet due or payable.

     "Person"   means   an   individual,   partnership,
corporation,    limited   liability   company,    firm,
enterprise, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental
Authority or other entity of whatever nature.

     "Purchase  Price"  has the meaning  set  forth  in
Section 2.1(a).

     "Purchased  Assets" has the meaning set  forth  in
Section 1.2.

     "Real Estate" has the meaning set forth in Section
1.2(c).

     "Records" means books of account, ledgers,  forms,
records,  documents,  files, invoices,  lab  notebooks,
archived   batch   records,  chemical  waste   disposal
records, vendor or supplier lists, plans and other data
which  are necessary to or desirable for the ownership,
use,  maintenance or operation of the Purchased  Assets
and  which  are owned or used by the Seller, including,
without  limitation, all blueprints and specifications,
all environmental control records, environmental impact
reports,  statements,  studies and  related  documents,
handbooks,  technical  manuals  and  data,  engineering
specifications  and work papers, all cost  information,
asset  history  records and files, all maintenance  and
repair  records, all correspondence, notices, citations
and  all other documents received from, sent to  or  in
the Seller's possession related to the Purchased Assets
in   connection   with   any   Governmental   Authority
(including, without limitation, federal, state, county or regional environmental protection, air or water quality control, occupational health and safety, land use, planning or zoning and any alcohol, beverage or fire prevention authorities), all plans, maps and surveys of the Real Estate, and all plans and designs of buildings, structures, fixtures and equipment.

     "Remedial  Action"  means  any  action  taken   or
required  to be taken as a result of Environmental  Law
or by demand of Governmental Authority in response to a
known   or   suspected  condition  in  the  environment
(including  ambient  air, surface  water,  groundwater,
land  surface  or  subsurface soil strata),  including,
without     limitation,    sampling,     investigation,
monitoring,  remedial  action,  remediation,   removal,
response, restoration, repair, replacement, treatment, clean-up and corrective action.

     "Restricted Interests" has the meaning set forth in Section 1.5(a).

     "Securities Act" means the Securities Act of 1993,
as   amended,   including  any  rules  and  regulations
promulgated thereunder.

     "Securities  Exchange  Act" means  the  Securities
Exchange Act of 1934, as amended, including any rules and regulations promulgated thereunder.

     "Seller" has the meaning set forth in the first paragraph to this Agreement.

     "Senior Secured Notes" has the meaning set forth in Section 2.1(a).

     "Subsidiary"  means, with respect  to  any  Person
(the "Owner") any corporation or other Person of which securities or other interests having the power to elect a majority of that Person's board of directors of similar governing body, or otherwise having the power to direct the business and policies of that Person are held by the Owner or one or more of its Subsidiaries.

When used without reference to a particular Person, Subsidiary" means a Subsidiary of the Seller.

     "Superior Proposal" has the meaning set  forth  in
Section 6.10.

     "Tax"  means any federal, state, local or  foreign
income,  gross receipts, license, payroll,  employment,
excise, severance, stamp, occupation, premium, windfall
profits, environmental, customs duties, capital  stock,
franchise,   profits,  withholding,  social   security,
unemployment,   disability,  real  property,   personal
property,  sales,  use, transfer,  registration,  value
added,  alternative  or  add-on minimum,  estimated  or
other  tax  of  any  kind  whatsoever,  including   any
interest, penalty or addition thereto, whether disputed or not.

     "Termination  Fee" has the meaning  set  forth  in
Section 13.4.

     12.2 Interpretation.   Unless otherwise  expressly
provided  or  unless  the context  requires  otherwise,
(a)  all  references  in  this Agreement  to  Articles,
Sections,  Schedules and Exhibits shall mean and  refer
to  Articles, Sections, Schedules and Exhibits of  this
Agreement;  (b) all references to statutes and  related
regulations  shall include all amendments of  the  same
and   any   successor  or  replacement   statutes   and
regulations;  (c)  words using the singular  or  plural
number  also  shall  include the  plural  and  singular
number,   respectively;  (d)  references  to  "hereof,"
"herein,"  "hereby" and similar terms  shall  refer  to
this  entire  Agreement (including  the  Schedules  and
Exhibits  hereto);  and (e) references  to  any  Person
shall be deemed to mean and include the successors  and
permitted assigns of such Person (or, in the case of  a
Governmental  Authority,  Persons  succeeding  to   the
relevant functions of such Person).

     12.3 Other      Terms.    Except   as    otherwise
specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

                     ARTICLE XIII

                     MISCELLANEOUS

     13.1 Survival  of Representations and  Warranties.
All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder for a period of ninety (90) days.

     13.2 Benefit and Assignment.  This Agreement shall
be binding upon and inure to the benefit of the parties
hereto,   their   heirs,  successors,  assignees,   and
beneficiaries in interest; provided, however, that this Agreement may not be assigned by the either party without the prior written consent of the other party.

     13.3 Governing   Law.   This  Agreement  shall  be
governed by and construed in accordance with the internal laws of the State of Wisconsin (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

     13.4 Expenses.

     (a)  Except   as  otherwise herein  provided,  all
expenses incurred in connection with this Agreement or the transactions herein provided for shall be paid by the party incurring such expenses and costs.

     (b)  Notwithstanding    any  provision   in   this
Agreement  to  the  contrary,  if  this  Agreement   is
terminated  by  the Seller pursuant to Section  11.1(c)
after  receipt of a Superior Proposal, then the  Seller
shall  reimburse the Buyer upon demand for all  out-of-
pocket  fees and expenses incurred by or on  behalf  of
the  Buyer  in connection with this Agreement  and  the
transactions   contemplated   herein,   including   all
reasonable fees of counsel, accountants, consultants, and the Seller shall pay to the Buyer the Termination
Fee, as defined below, in cash, such payment to be made promptly, but not less than the second business day following the date of such termination. For purposes of this Agreement, "Termination Fee" means $100,000.

     13.5 Submission   to Jurisdiction.   Each  of  the
Buyer and the Seller submits to the jurisdiction of any
state  or  federal court sitting in Madison, Wisconsin,
in  any action or proceeding arising out of or relating
to  this  Agreement and all agreements and transactions
contemplated  hereby, and agrees  that  all  claims  in
respect  of the action or proceeding may be  heard  and
determined  in any such court.  Each of the  Buyer  and
the  Seller  also  agrees not to bring  any  action  or
proceeding arising out of or relating to this Agreement
or  any agreement or transaction contemplated hereby in
any  other  court.  Each of the Buyer  and  the  Seller
waives  any  defense  of  inconvenient  forum  to   the
maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.
Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     13.6 Notices.   Any and all notices, demands,  and
communications  provided for herein or  made  hereunder
shall be given in writing and shall be deemed given  to
a  party  at the earlier of (i) when actually delivered
to  such party, (ii) when facsimile transmitted to such
party  to the facsimile number indicated for such party
below (or to such other facsimile number for a party as
such  party may have substituted by notice pursuant  to
this  Section 13.6) or (iii) when mailed to such  party
by  registered  or certified U.S. Mail (return  receipt
requested)  or  sent  by overnight  courier,  confirmed
by  receipt, and addressed to such party at the address
designated  below  for such party  (or  to  such  other
address   for  such  party  as  such  party  may   have
substituted by notice pursuant to this Section 13.6):

     (a)  If to the Buyer:     General Counsel
                               Promega Corporation
                               2800 Woods Hollow Road
                               Madison, WI  53711-5399
                               Facsimile Number:  (608) 277-2660

          With  a  copy to:    Tod B. Linstroth, Esq.
                               Michael Best & Friedrich LLP
                               One South Pinckney Street
                               Suite 700
                               Madison, WI  53703
                               Facsimile Number:  (608) 283-2275

     (b)  If  to  the  Seller: Susan  Maynard, Secretary
                               Ophidian Pharmaceuticals, Inc.
                               5445 East Cheryl Parkway
                               Madison, WI  53711

          With  a  copy to:    Michael  Skindrud, Esq.
                               LaFollette Godfrey & Kahn
                               One East Main Street
                               Madison, WI  53701

     13.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

     13.8 Headings.   All Section headings  herein  are
inserted  for convenience only and shall not modify  or
affect  the  construction  or  interpretation  of   any
provision of this Agreement.

     13.9 Amendment,   Modification and  Waiver.   This
Agreement  may not be modified, amended or supplemented
except  by mutual written agreement of all the  parties
hereto.   Any  party may waive in writing any  term  or
condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

     13.10 Mutual    Release  of Certain Liabilities of
Each  Party to the Other Upon Closing.  Upon completion
of  Closing and without any further action to be  taken
by  either  party, each party to this Agreement  hereby
releases  the  other party, fully and completely,  from
those  obligations and liabilities that may be owed  to
the  other  on  the date of Closing under  their  Lease
Agreement  for office and laboratory space and  related
furniture  and  fixtures at 5445 East  Cheryl  Parkway,
Madison,  Wisconsin, and their Disclosure of Technology
with  Application to Incidental Markets Agreement dated
September 23, 1991.  All other liabilities between  the
parties,  including liabilities under  this  Agreement,
the   Note  and  the  Assignment,  Bill  of  Sale   and
Assumption Agreement, shall survive the Closing as set forth herein and therein.

     13.11 Entire     Agreement.  This   Agreement  and
the Exhibits and Schedules attached hereto represent the full and complete agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements among the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the parties to be charged.

     13.12 Third-Party     Beneficiaries.   No    third
parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

     13.13 Publicity.    The   Buyer   and  the  Seller
agree that no publicity announcements concerning the terms of this Agreement or concerning the transactions contemplated hereby shall be made without the mutual consent of the Buyer and the Seller, except that Seller may make disclosures it deems necessary as a publicly traded company.

     13.14 Specific    Performance.   Each of the Buyer
and  the Seller acknowledges and agrees that the  other
parties  would be damaged irreparably in the event  any
of  the  provisions of this Agreement are not performed
in  accordance with their specific terms  or  otherwise
are  breached.  Accordingly, each of the Buyer and  the
Seller  agrees that the other parties shall be entitled
to  an injunction or injunctions to prevent breaches of
the provisions of this Agreement and all agreements and
transactions  contemplated  hereby,  and   to   enforce
specifically this Agreement and all agreements and transactions contemplated hereby, and the terms and provisions hereof or thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter
(subject to the provisions set forth in Section 13.5), in addition to any other remedy to which it may be entitled, at law or in equity.


               [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                              PROMEGA CORPORATION

                              By:   /s/ William A. Linton
                                 ----------------------------------------
                                    William A. Linton, President


                              OPHIDIAN PHARMACEUTICALS, INC.

                              By:   /s/ Margaret van Boldrik
                                 ----------------------------------------
                                    Margaret van Boldrik, Vice President


[Exhibits and Schedules have been omitted based on Rule 601(b)(2) of Regulation S-K. Such Exhibits and Schedules are described in the Agreement. The Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon request, any or all of such omitted Exhibits or Schedules.]





           (Signature Page of Asset Purchase Agreement)